EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this post-effective amendment No. 1 to the Registration Statement (No. 333-168171) on Form S-3, of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Marathon Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 2009.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 17, 2010